Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2024 First Quarter Results

Contact: Joseph F. Casey, President and CEO

Brockton, Massachusetts (April 25, 2024): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $7.3 million, or $0.17 per diluted share, for the first quarter of 2024, compared to a net loss of $7.1 million, or $0.17 per diluted share for the preceding quarter, and net income of $7.3 million, or $0.16 per diluted share for the same period last year. Excluding the HarborOne Mortgage, LLC (“HarborOne Mortgage”) goodwill impairment charge of $10.8 million recorded in the fourth quarter of 2023, included in noninterest expense, net income and diluted earnings per share for the quarter ended December 31, 2023 were $3.7 million and $0.09, respectively.(1)

Selected Financial Highlights:

●	Strong asset quality; nonperforming loans as a percentage of total loans were 0.25% compared to 0.37% last quarter.
●	Increased noninterest income 20.6% on a linked-quarter basis.
●	Reduced noninterest expense 2.2% on a linked-quarter basis, excluding the goodwill impairment recorded in 2023.
●	Loan growth of $26.4 million, or 2.2% annualized.
●	Continued share repurchase program, repurchasing 558,900 shares at an average cost of $10.40 per share, totaling $5.8 million.
●	Returned $3.4 million of capital to shareholders via dividends and increased quarterly dividend by 6.7%.

“In this uncertain interest rate environment, our team remains laser focused on expense management and moderate commercial loan growth that brings operational deposits to the Bank,” said Joseph F. Casey, President and CEO. “This quarter was the first quarter since the second quarter of 2022 where the yield on interest-earning assets increased more than the cost of interest-bearing liabilities. I am pleased with our improved earnings this quarter and with our ability to return $9.2 million to shareholders through the cash dividend, which increased 6.7%, and through the continuation of our stock buybacks.”

Net Interest Income

The Company’s net interest and dividend income was $30.6 million for the quarter ended March 31, 2024, compared to $29.7 million for the quarter ended December 31, 2023, and $34.4 million for the quarter ended March 31, 2023. The tax equivalent interest rate spread and net interest margin were 1.62% and 2.25%, respectively, for the quarter ended March 31, 2024, compared to 1.56% and 2.23%, respectively, for the quarter ended December 31, 2023, and 2.28% and 2.78%, respectively, for the quarter ended March 31, 2023. The fourth quarter results included interest expense of $620,000 for the remaining unamortized issuance cost on the Company’s $35 million subordinated notes redeemed in the fourth quarter of 2023.

On a linked-quarter basis, the increase in the margin, spread and net interest and dividend income reflects average interest-earning assets increasing $172.8 million and the yield on interest-earning assets increasing 10 basis points while average interest-bearing liabilities increased $207.6 million and the cost of these liabilities increased 4 basis points. The cost of interest-bearing deposits, excluding brokered, decreased 2 basis points, driven by disciplined pricing in a competitive deposit market.

The $3.8 million decrease in net interest and dividend income from the prior year quarter reflects an increase of $14.8 million, or 68.6%, in total interest expense, partially offset by an increase of $11.0 million, or 19.6%, in total interest and dividend income. The cost of interest-bearing liabilities increased 106 basis points, while the average balance increased $521.3 million, and the yield on interest-earning assets increased 40 basis points, while the average balance increased $451.9 million.

Noninterest Income

Total noninterest income improved $1.8 million, or 20.6%, to $10.7 million for the quarter ended March 31, 2024, from $8.9 million for the quarter ended December 31, 2023. The change was primarily driven by an increase in the mortgage servicing rights (“MSR”) valuation for the three months ended March 31, 2024 of $628,000, compared to a decrease of $3.1 million in the MSR valuation for the three months ended December 31, 2023. The MSR valuation was positively impacted by key benchmark interest rates used in the valuation model, which increased from the prior quarter. The impact on the MSR valuation of principal payments on the underlying mortgages was $353,000 and $487,000 for the quarters ended, March 31, 2024 and December 31, 2023, respectively. During the first quarter of 2024, HarborOne Mortgage executed a hedge to partially mitigate potential MSR valuation losses in a declining rate environment. As a result, the MSR valuation gain was partially offset by a $221,000 hedging loss in the quarter.

Persistent low inventory of for-sale residential real estate and elevated mortgage interest rates continued to impact the results of HarborOne Mortgage, with gain on loan sales of $2.0 million from mortgage loan closings of $102.1 million for the quarter ended March 31, 2024, compared to $2.2 million from mortgage loan closings of $124.2 million on a linked-quarter basis. Slightly higher gain-on-sale margins partially offset seasonally lower production volume. Mortgage loan closings for the quarter ended March 31, 2023 were $125.6 million with a gain on loan sales of $2.2 million.

Total noninterest income for the quarter ended December 31, 2023 included a $305,000 gain on sale of a former bank branch, and $582,000 recognized on a Bank-owned life insurance (“BOLI”) surrender and exchange strategy. BOLI income was offset by a $464,000 corresponding tax impact included in the provision for income taxes and a modified endowment contract charge included in noninterest expense. The quarter ended March 31, 2024 had no such income.

Total noninterest income increased $2.1 million, or 23.6%, compared to the quarter ended March 31, 2023, primarily due to a $1.6 million, or 58.0%, increase in mortgage banking income. The prior year quarter reflected a $1.3 million decrease in the MSR valuation.

Noninterest Expense

Total noninterest expense decreased $11.5 million, or 26.5%, to $31.8 million for the quarter ended March 31, 2024, from $43.2 million for the quarter ended December 31, 2023. Excluding the one-time $10.8 million goodwill impairment charge from the fourth quarter results, noninterest expenses decreased $704,000 on a linked-quarter basis. Compensation and benefits expenses decreased $1.6 million as the fourth quarter of 2023 included catch-up accrual adjustments for incentives and certain benefits. The fourth quarter of 2023 also included $118,000 in severance expense for a reduction in force at HarborOne Mortgage. Loan expense increased $688,000, as the fourth quarter of 2023 included a $629,000 reversal of repurchase reserve at HarborOne Mortgage based on updated assumptions used to determine the estimate.

Total noninterest expense increased $241,000, or 0.8%, compared to the prior year quarter of $31.5 million. Deposit insurance expense increased $654,000 partially offset by a $365,000 decrease in marketing expense.

Asset Quality and Allowance for Credit Losses

Total nonperforming assets were $12.2 million at March 31, 2024, compared to $17.6 million at December 31, 2023 and $12.3 million at March 31, 2023. Nonperforming assets as a percentage of total assets were 0.21% at March 31, 2024, 0.31% at December 31, 2023, and 0.22% at March 31, 2023. During the first quarter of 2024, a single credit included in the metro office space loan segment with a carrying value of $5.7 million, considered nonperforming in the prior quarter, was paid with a partial recovery of $99,000.

The Company recorded a $168,000 negative provision for credit losses for the quarter ended March 31, 2024. The provision for loan credit losses was $338,000, offset by a negative provision of $506,000 for unfunded commitments. The provision for credit losses for the quarter ended December 31, 2023 was $644,000, a result of a provision for loan credit losses of $970,000 partially offset by a $326,000 negative provision for unfunded commitments. The Company recorded a provision for credit losses of $1.9 million for the quarter ended March 31, 2023, a result of a provision for loan credit losses of $1.7 million and a $119,000 provision for unfunded commitments. Net charge-offs totaled $125,000, or 0.01%, of average loans outstanding on an annualized basis, for the quarter ended March 31, 2024. Net charge-offs totaled $1.3 million, or 0.11%, of average loans outstanding on an annualized basis, for the quarter ended December 31, 2023, and net recoveries totaled $11,000 for the quarter ended March 31, 2023. Loan credit loss provisioning primarily reflects replenishment of the allowance for credit losses (“ACL”) on loans due to charge-offs and loan growth.

The ACL on loans was $48.2 million, or 1.01% of total loans, at March 31, 2024, compared to $48.0 million, or 1.01% of total loans, at December 31, 2023 and $47.0 million, or 1.02% of total loans, at March 31, 2023. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $3.4 million at March 31, 2024, compared to $3.9 million at December 31, 2023 and $5.0 million at March 31, 2023.

Management continues to closely monitor the loan portfolio for signs of deterioration in light of speculation that commercial real estate values may deteriorate as the market adjusts to higher vacancies and interest rates. The commercial real estate portfolio is centered in New England, with approximately 75% of the portfolio secured by property located in Massachusetts and Rhode Island. Approximately 60% of the commercial real estate loans are fixed-rate loans with, in the opinion of management, limited near-term maturity risk. As of March 31, 2024 commercial loans rated “watch” amounted to $67.9 million, compared to $30.6 million at December 31, 2023. Loans are rated “watch” at the point when there are signs of potential weakness. Approximately 41% of the increase is due to one credit included in the office category. Management performs comprehensive reviews and works proactively with creditworthy borrowers facing financial distress and implements prudent workouts and accommodations to improve the Bank’s prospects of contractual repayment.

Three sub-sectors that Management identified as potentially more susceptible to weakness includes business-oriented hotels, non-anchored retail space, and metro office space. As of March 31, 2024, business-oriented hotels loans included 14 loans with a total outstanding balance of $122.0 million, non-anchored retail space loans included 28 loans with a total outstanding balance of $44.6 million, and metro office space loans included one loan with a total outstanding balance of $5.1 million. There is one business-oriented hotel credit with a carrying value of $1.8 million that was rated substandard and on nonaccrual. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets increased $194.3 million, or 3.4%, to $5.86 billion at March 31, 2024, from $5.67 billion at December 31, 2023. The linked-quarter increase primarily reflects an increase in cash and cash equivalents.

Available-for-sale securities were $291.0 million and $290.2 million at March 31, 2024 and December 31, 2023, respectively. The unrealized loss on securities available for sale increased to $66.9 million as of March 31, 2024, as compared to $62.0 million of unrealized losses as of December 31, 2023. Securities held to maturity were flat at $19.7 million, or 0.3% of total assets, at March 31, 2024.

Loans increased $26.4 million, or 0.6%, to $4.78 billion at March 31, 2024, from $4.75 billion at December 31, 2023. The linked-quarter increase was primarily due to increases in commercial construction loans of $26.4 million, commercial real estate loans of $12.0 million, and commercial and industrial loans of $4.8 million, partially offset by decreases in residential mortgage loans of $14.0 million and consumer loans of $2.7 million.

Total deposits were $4.39 billion at March 31, 2024 and December 31, 2023. Compared to the prior quarter, non-certificate accounts decreased $43.5 million and term certificate accounts decreased $11.1 million, as a competitive rate environment continued to pressure deposit growth. Brokered deposits increased $61.3 million. As of March 31, 2024, FDIC-insured deposits were approximately 73% of total deposits, including Bank subsidiary deposits.

FHLB borrowings increased $10.9 million to $579.4 million at March 31, 2024 from $568.5 million at December 31, 2023. The Bank borrowed $175.0 million under the Bank Term Funding Program during the first quarter of 2024. As of March 31, 2024, the Bank had $921.1 million in available borrowing capacity across multiple relationships.

Total stockholders’ equity was $577.7 million at March 31, 2024, compared to $583.8 million at December 31, 2023. Stockholders’ equity decreased 1.0% when compared to the prior quarter, as net income was offset by share repurchases and an increase in unrealized loss on available-for-sale securities. As of March 31, 2024, the Company’s sixth share repurchase program, commenced in the third quarter of 2023, is ongoing with 1,781,950 shares repurchased since commencement, at an average price of $10.15, including $0.10 per share of excise tax. The tangible-common-equity-to-tangible-assets ratio(2) was 8.92% at March 31, 2024, 9.33% at December 31, 2023, and 9.60% at March 31, 2023. At March 31, 2024, the Company and the Bank had strong capital positions, exceeding all regulatory capital requirements, and are considered well-capitalized.

(1) These non-GAAP measures are net loss less goodwill impairment and net loss less goodwill impairment to weighted average shares outstanding on a diluted basis.

(2) This non-GAAP ratio is total stockholders’ equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in interest rates; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of income statement results excluding the goodwill impairment charge, total adjusted noninterest expense excluding the goodwill impairment charge, diluted earnings per share excluding the goodwill impairment charge, Return on average assets (ROAA), excluding the goodwill impairment charge,  Return on average equity (ROAE), excluding goodwill impairment charge, the efficiency ratio, efficiency ratio excluding the goodwill impairment charge, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2024	2023	2023	2023	2023

Assets

Cash and due from banks	$36,340	$38,876	$38,573	$43,525	$38,989
Short-term investments	357,101	188,474	208,211	209,326	210,765
Total cash and cash equivalents	393,441	227,350	246,784	252,851	249,754

Securities available for sale, at fair value	291,008	290,151	271,078	292,012	303,059
Securities held to maturity, at amortized cost	19,724	19,796	19,795	19,839	19,838
Federal Home Loan Bank stock, at cost	26,565	27,098	23,378	27,123	23,589
Asset held for sale	348	348	966	966	—
Loans held for sale, at fair value	16,434	19,686	17,796	20,949	13,956
Loans:
Commercial real estate	2,355,672	2,343,675	2,349,886	2,286,688	2,286,727
Commercial construction	234,811	208,443	191,224	228,902	212,689
Commercial and industrial	471,215	466,443	450,547	453,422	423,036
Total commercial loans	3,061,698	3,018,561	2,991,657	2,969,012	2,922,452
Residential real estate	1,695,686	1,709,714	1,706,950	1,701,766	1,667,934
Consumer	19,301	22,036	24,247	27,425	32,246
Loans	4,776,685	4,750,311	4,722,854	4,698,203	4,622,632
Less: Allowance for credit losses on loans	(48,185)	(47,972)	(48,312)	(47,821)	(46,994)
Net loans	4,728,500	4,702,339	4,674,542	4,650,382	4,575,638
Mortgage servicing rights, at fair value	46,597	46,111	49,201	48,176	47,080
Goodwill	59,042	59,042	69,802	69,802	69,802
Other intangible assets	1,326	1,515	1,704	1,893	2,082
Other assets	279,237	274,460	289,341	275,261	268,060
Total assets	$5,862,222	$5,667,896	$5,664,387	$5,659,254	$5,572,858

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$677,152	$659,973	$708,847	$717,572	$726,548
NOW accounts	305,071	305,825	289,141	286,956	287,376
Regular savings and club accounts	1,110,404	1,265,315	1,324,635	1,390,906	1,455,318
Money market deposit accounts	1,061,145	966,201	951,128	834,120	796,008
Term certificate accounts	852,326	863,457	859,266	742,931	653,553
Brokered deposits	387,926	326,638	276,941	315,003	322,927
Total deposits	4,394,024	4,387,409	4,409,958	4,287,488	4,241,730
Borrowings	754,380	568,462	475,470	604,568	590,665
Subordinated debt	—	—	34,380	34,348	34,317
Other liabilities and accrued expenses	136,135	128,266	159,945	137,318	106,352
Total liabilities	5,284,539	5,084,137	5,079,753	5,063,722	4,973,064

Common stock	598	598	597	597	597
Additional paid-in capital	487,277	486,502	485,144	484,544	483,831
Unearned compensation - ESOP	(25,326)	(25,785)	(26,245)	(26,704)	(27,164)
Retained earnings	363,591	359,656	369,930	364,709	360,454
Treasury stock	(199,853)	(193,590)	(187,803)	(181,324)	(175,514)
Accumulated other comprehensive loss	(48,604)	(43,622)	(56,989)	(46,290)	(42,410)
Total stockholders' equity	577,683	583,759	584,634	595,532	599,794

Total liabilities and stockholders' equity	$5,862,222	$5,667,896	$5,664,387	$5,659,254	$5,572,858

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except share data)	2024	2023	2023	2023	2023

Interest and dividend income:
Interest and fees on loans	$59,937	$59,499	$58,124	$55,504	$52,771
Interest on loans held for sale	243	369	370	326	286
Interest on securities	2,065	2,001	2,003	2,035	2,079
Other interest and dividend income	4,659	2,516	2,667	2,935	803
Total interest and dividend income	66,904	64,385	63,164	60,800	55,939

Interest expense:
Interest on deposits	26,899	27,310	25,039	20,062	15,913
Interest on borrowings	9,423	6,260	6,439	8,114	5,105
Interest on subordinated debentures	—	1,122	606	524	523
Total interest expense	36,322	34,692	32,084	28,700	21,541

Net interest and dividend income	30,582	29,693	31,080	32,100	34,398

Provision (benefit) for credit losses	(168)	644	(113)	3,283	1,866

Net interest and dividend income, after provision for credit losses	30,750	29,049	31,193	28,817	32,532

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	2,013	2,176	2,704	3,300	2,224
Changes in mortgage servicing rights fair value	54	(3,553)	125	436	(1,692)
Other	2,276	2,301	2,270	2,312	2,216
Total mortgage banking income	4,343	924	5,099	6,048	2,748

Deposit account fees	4,983	5,178	5,133	5,012	4,733
Income on retirement plan annuities	145	147	146	128	119
Bank-owned life insurance income	746	1,207	531	511	500
Other income	524	1,448	689	963	590
Total noninterest income	10,741	8,904	11,598	12,662	8,690

Noninterest expenses:
Compensation and benefits	17,636	19,199	18,699	18,220	17,799
Occupancy and equipment	4,781	4,670	4,430	4,633	5,040
Data processing	2,479	2,474	2,548	2,403	2,346
Loan (income) expense	371	(317)	385	417	313
Marketing	816	811	794	925	1,181
Professional fees	1,457	1,690	1,374	1,114	1,501
Deposit insurance	1,164	795	1,004	1,176	510
Goodwill impairment	—	10,760	—	—	—
Other expenses	3,046	3,132	2,638	2,837	2,819
Total noninterest expenses	31,750	43,214	31,872	31,725	31,509

Income (loss) before income taxes	9,741	(5,261)	10,919	9,754	9,713

Income tax provision	2,441	1,850	2,507	2,275	2,416

Net income (loss)	$7,300	$(7,111)	$8,412	$7,479	$7,297

Earnings (losses) per common share:
Basic	$0.17	$(0.17)	$0.20	$0.17	$0.16
Diluted	$0.17	$(0.17)	$0.20	$0.17	$0.16
Weighted average shares outstanding:
Basic	41,912,421	42,111,872	42,876,893	43,063,507	44,857,224
Diluted	42,127,037	42,299,858	42,983,477	43,133,455	45,284,240

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Quarters Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$372,787	$2,065	2.23%	$370,683	$2,001	2.14%	$387,303	$2,079	2.18%
Other interest-earning assets	356,470	4,659	5.26	205,929	2,516	4.85	63,426	803	5.13
Loans held for sale	14,260	243	6.85	20,010	369	7.32	18,108	286	6.41
Loans
Commercial loans (2)(3)	3,040,835	41,653	5.51	3,005,840	41,263	5.45	2,901,464	36,837	5.15
Residential real estate loans (3)(4)	1,700,694	18,175	4.30	1,707,978	18,103	4.21	1,647,109	15,616	3.85
Consumer loans (3)	20,539	358	7.01	22,324	384	6.82	36,310	519	5.80
Total loans	4,762,068	60,186	5.08	4,736,142	59,750	5.01	4,584,883	52,972	4.69
Total interest-earning assets	5,505,585	67,153	4.91	5,332,764	64,636	4.81	5,053,720	56,140	4.51
Noninterest-earning assets	299,153			313,729			313,309
Total assets	$5,804,738			$5,646,493			$5,367,029
Interest-bearing liabilities:
Savings accounts	$1,186,201	5,523	1.87	$1,307,774	6,875	2.09	$1,459,392	5,445	1.51
NOW accounts	289,902	75	0.10	290,147	122	0.17	275,801	36	0.05
Money market accounts	994,353	9,313	3.77	963,223	9,288	3.83	824,694	5,238	2.58
Certificates of deposit	855,070	8,554	4.02	859,274	8,329	3.85	552,636	2,685	1.97
Brokered deposits	356,459	3,434	3.87	288,449	2,696	3.71	330,426	2,509	3.08
Total interest-bearing deposits	3,681,985	26,899	2.94	3,708,867	27,310	2.92	3,442,949	15,913	1.87
Borrowings	764,623	9,423	4.96	507,520	6,260	4.89	448,096	5,105	4.62
Subordinated debentures	—	—	-	22,614	1,122	19.68	34,298	523	6.18
Total borrowings	764,623	9,423	4.96	530,134	7,382	5.52	482,394	5,628	4.73
Total interest-bearing liabilities	4,446,608	36,322	3.29	4,239,001	34,692	3.25	3,925,343	21,541	2.23
Noninterest-bearing liabilities:
Noninterest-bearing deposits	654,436			683,548			721,536
Other noninterest-bearing liabilities	119,289			137,239			101,820
Total liabilities	5,220,333			5,059,788			4,748,699
Total stockholders' equity	584,405			586,705			618,330
Total liabilities and stockholders' equity	$5,804,738			$5,646,493			$5,367,029
Tax equivalent net interest income		30,831			29,944			34,599
Tax equivalent interest rate spread (5)			1.62%			1.56%			2.28%
Less: tax equivalent adjustment		249			251			201
Net interest income as reported		$30,582			$29,693			$34,398
Net interest-earning assets (6)	$1,058,977			$1,093,763			$1,128,377
Net interest margin (7)			2.23%			2.21%			2.76%
Tax equivalent effect			0.02			0.02			0.02
Net interest margin on a fully tax equivalent basis			2.25%			2.23%			2.78%
Ratio of interest-earning assets to interest-bearing liabilities	123.82%			125.80%			128.75%

Supplemental information:
Total deposits, including demand deposits	$4,336,421	$26,899		$4,392,415	$27,310		$4,164,485	$15,913
Cost of total deposits			2.49%			2.47%			1.55%
Total funding liabilities, including demand deposits	$5,101,044	$36,322		$4,922,549	$34,692		$4,646,879	$21,541
Cost of total funding liabilities			2.86%			2.80%			1.88%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.
(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.
(8) Annualized.

	Average Balances - Trend - Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31
	2024	2023	2023	2023	2023

	(in thousands)

Interest-earning assets:
Investment securities (1)	$372,787	$370,683	$375,779	$381,762	$387,303
Other interest-earning assets	356,470	205,929	207,234	238,891	63,426
Loans held for sale	14,260	20,010	20,919	19,614	18,108
Loans
Commercial loans (2)(3)	3,040,835	3,005,840	2,980,817	2,938,292	2,901,464
Residential real estate loans (3)(4)	1,700,694	1,707,978	1,700,383	1,682,860	1,647,109
Consumer loans (3)	20,539	22,324	25,126	29,025	36,310
Total loans	4,762,068	4,736,142	4,706,326	4,650,177	4,584,883
Total interest-earning assets	5,505,585	5,332,764	5,310,258	5,290,444	5,053,720
Noninterest-earning assets	299,153	313,729	314,030	305,132	313,309
Total assets	$5,804,738	$5,646,493	$5,624,288	$5,595,576	$5,367,029
Interest-bearing liabilities:
Savings accounts	$1,186,201	$1,307,774	$1,360,728	$1,421,622	$1,459,392
NOW accounts	289,902	290,147	274,329	280,501	275,801
Money market accounts	994,353	963,223	910,694	802,373	824,694
Certificates of deposit	855,070	859,274	818,182	708,087	552,636
Brokered deposits	356,459	288,449	287,428	281,614	330,426
Total interest-bearing deposits	3,681,985	3,708,867	3,651,361	3,494,197	3,442,949
Borrowings	764,623	507,520	508,001	666,345	448,096
Subordinated debentures	—	22,614	34,364	34,331	34,298
Total borrowings	764,623	530,134	542,365	700,676	482,394
Total interest-bearing liabilities	4,446,608	4,239,001	4,193,726	4,194,873	3,925,343
Noninterest-bearing liabilities:
Noninterest-bearing deposits	654,436	683,548	705,009	712,081	721,536
Other noninterest-bearing liabilities	119,289	137,239	126,742	88,363	101,820
Total liabilities	5,220,333	5,059,788	5,025,477	4,995,317	4,748,699
Total stockholders' equity	584,405	586,705	598,811	600,259	618,330
Total liabilities and stockholders' equity	$5,804,738	$5,646,493	$5,624,288	$5,595,576	$5,367,029

	Annualized Yield Trend - Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

Interest-earning assets:
Investment securities (1)	2.23%	2.14%	2.11%	2.14%	2.18%
Other interest-earning assets	5.26%	4.85%	5.11%	4.93%	5.13%
Loans held for sale	6.85%	7.32%	7.02%	6.67%	6.41%
Commercial loans (2)(3)	5.51%	5.45%	5.38%	5.30%	5.15%
Residential real estate loans (3)(4)	4.30%	4.21%	4.09%	3.92%	3.85%
Consumer loans (3)	7.01%	6.82%	6.51%	5.79%	5.80%
Total loans	5.08%	5.01%	4.92%	4.81%	4.69%
Total interest-earning assets	4.91%	4.81%	4.74%	4.63%	4.51%

Interest-bearing liabilities:
Savings accounts	1.87%	2.09%	1.98%	1.74%	1.51%
NOW accounts	0.10%	0.17%	0.11%	0.08%	0.05%
Money market accounts	3.77%	3.83%	3.64%	3.13%	2.58%
Certificates of deposit	4.02%	3.85%	3.50%	2.99%	1.97%
Brokered deposits	3.87%	3.71%	3.60%	3.29%	3.08%
Total interest-bearing deposits	2.94%	2.92%	2.72%	2.30%	1.87%
Borrowings	4.96%	4.89%	5.03%	4.88%	4.62%
Subordinated debentures	-%	19.68%	7.00%	6.12%	6.18%
Total borrowings	4.96%	5.52%	5.15%	4.94%	4.73%
Total interest-bearing liabilities	3.29%	3.25%	3.04%	2.74%	2.23%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (annualized):	2024	2023	2023	2023	2023
(dollars in thousands)
Net income (loss)	$7,300	$(7,111)	$8,411	$7,450	$7,297
Less: Goodwill impairment charge	—	10,760	—	—	—
Net income, excluding goodwill impairment charge(1)	$7,300	$3,649	$8,411	$7,450	$7,297
Average Assets	$5,804,738	$5,646,493	$5,624,288	$5,595,576	$5,367,029
Average Equity	$584,405	$586,705	$598,811	$600,258	$618,330

Return on average assets (ROAA)	0.50%	(0.50)%	0.60%	0.54%	0.54%
Return on average assets (ROAA), excluding goodwill impairment charge(2)	0.50%	0.26%	0.60%	0.54%	0.54%
Return on average equity (ROAE)	5.00%	(4.85)%	5.62%	4.98%	4.72%
Return on average equity (ROAE), excluding goodwill impairment charge(3)	5.00%	2.49%	5.62%	4.98%	4.72%

Total noninterest expense	$31,750	$43,214	$31,872	$31,725	$31,509
Less: Amortization of other intangible assets	189	189	189	189	189
Total adjusted noninterest expense	31,561	43,025	31,683	31,536	31,320
Less: Goodwill impairment charge	—	10,760	—	—	—
Total adjusted noninterest expense, excluding goodwill impairment(4)	$31,561	$32,265	$31,683	$31,536	$31,320

Net interest and dividend income	$30,582	$29,693	$31,080	$32,100	$34,398
Total noninterest income	10,741	8,904	11,598	12,662	8,690
Total revenue	$41,323	$38,597	$42,678	$44,762	$43,088

Efficiency ratio (5)	76.38%	111.47%	74.24%	70.45%	72.69%
Efficiency ratio, excluding goodwill impairment charge(6)	76.38%	83.59%	74.24%	70.45%	72.69%

(1) This non-GAAP measure represents net income, excluding goodwill impairment charge
(2) This non-GAAP measure represents net income, excluding goodwill impairment charge to average assets
(3) This non-GAAP measure represents net income, excluding goodwill impairment charge to average equity
(4) This non-GAAP measure represents adjusted noninterest expense, excluding goodwill impairment charge
(5) This non-GAAP measure represents adjusted noninterest expense divided by total revenue
(6) This non-GAAP measure represents adjusted noninterest expense, excluding goodwill impairment divided by total revenue

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality	2024	2023	2023	2023	2023
(dollars in thousands)

Total nonperforming assets	$12,160	$17,582	$18,795	$20,234	$12,300

Nonperforming assets to total assets	0.21%	0.31%	0.33%	0.36%	0.22%

Allowance for credit losses on loans to total loans	1.01%	1.01%	1.02%	1.02%	1.02%

Net charge-offs (recoveries)	$125	$1,311	$(18)	$2,671	$(11)

Annualized net charge-offs (recoveries)/average loans	0.01%	0.11%	—%	0.23%	—%

Allowance for credit losses on loans to nonperforming loans	396.27%	273.92%	257.21%	236.62%	383.50%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Capital and Share Related	2024	2023	2023	2023	2023
(dollars in thousands, except share data)

Common stock outstanding	45,055,006	45,401,224	45,915,364	46,575,478	47,063,087

Book value per share	$12.82	$12.86	$12.73	$12.79	$12.74

Tangible common equity:
Total stockholders' equity	$577,683	$583,759	$584,634	$595,532	$599,794
Less: Goodwill	59,042	59,042	69,802	69,802	69,802
Less: Other intangible assets (1)	1,326	1,515	1,704	1,893	2,082
Tangible common equity	$517,315	$523,202	$513,128	$523,837	$527,910

Tangible book value per share (2)	$11.48	$11.52	$11.18	$11.25	$11.22

Tangible assets:
Total assets	$5,862,222	$5,667,896	$5,664,387	$5,659,254	$5,572,858
Less: Goodwill	59,042	59,042	69,802	69,802	69,802
Less: Other intangible assets	1,326	1,515	1,704	1,893	2,082
Tangible assets	$5,801,854	$5,607,339	$5,592,881	$5,587,559	$5,500,974

Tangible common equity / tangible assets (3)	8.92%	9.33%	9.17%	9.38%	9.60%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Statements of Net Income for HarborOne Bank Segment:	2024	2023	2023	2023	2023

	(Dollars in thousands)

Net interest and dividend income	$30,485	$30,637	$31,468	$32,490	$34,562
Provision (benefit) for credit losses	(168)	644	(113)	3,283	1,866
Net interest and dividend income, after provision for credit losses	30,653	29,993	31,581	29,207	32,696
Mortgage banking income:
Intersegment loss	(236)	(159)	(198)	(358)	(348)
Changes in mortgage servicing rights fair value	(32)	(257)	18	29	(136)
Other	180	185	188	195	201
Total mortgage banking (loss) income	(88)	(231)	8	(134)	(283)
Other noninterest income:
Deposit account fees	4,983	5,178	5,132	5,013	4,733
Income on retirement plan annuities	145	147	146	128	119
Bank-owned life insurance income	746	1,207	531	511	500
Other income	517	1,405	694	962	590
Total noninterest income	6,303	7,706	6,511	6,480	5,659
Noninterest expenses:
Compensation and benefits	15,307	16,535	15,238	15,067	14,764
Occupancy and equipment	4,150	4,038	3,828	3,910	4,295
Data processing	2,470	2,462	2,527	2,355	2,305
Loan expense	71	153	128	96	87
Marketing	783	751	709	787	1,063
Professional fees	1,056	1,404	914	699	996
Deposit insurance	1,164	794	1,004	1,176	510
Other expenses	2,406	2,476	1,924	2,103	2,170
Total noninterest expenses	27,407	28,613	26,272	26,193	26,190
Less: Amortization of other intangible assets	189	189	190	189	189
Total adjusted noninterest expense	27,218	28,424	26,082	26,004	26,001

Income before income taxes	9,549	9,086	11,820	9,494	12,165
Provision for income taxes	2,386	2,535	2,716	2,193	3,115
Net income	$7,163	$6,551	$9,104	$7,301	$9,050

Efficiency ratio (1) - QTD	73.99%	74.13%	68.67%	66.73%	64.65%
Efficiency ratio (1) - YTD	73.99%	68.49%	66.64%	65.67%	64.65%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Statements of Net Income for HarborOne Mortgage Segment:	2024	2023	2023	2023	2023

	(Dollars in thousands)

Net interest and dividend income	$80	$160	$199	$120	$327
Mortgage banking income:
Gain on sale of mortgage loans	2,013	2,176	2,704	3,300	2,224
Intersegment gain	308	56	249	90	454
Changes in mortgage servicing rights fair value	86	(3,296)	107	407	(1,556)
Other	2,097	2,116	2,082	2,117	2,015
Total mortgage banking income	4,504	1,052	5,142	5,914	3,137
Other noninterest income (loss)	10	2	(4)	—	—
Total noninterest income	4,514	1,054	5,138	5,914	3,137
Noninterest expenses:
Compensation and benefits	2,919	3,217	4,014	3,700	3,575
Occupancy and equipment	604	596	567	688	701
Data processing	9	13	21	48	41
Loan expense	304	(470)	258	321	226
Marketing	33	60	85	138	118
Professional fees	132	120	155	180	257
Goodwill impairment	—	10,760	—	—	—
Other expenses	310	371	390	418	404
Total noninterest expenses	4,311	14,667	5,490	5,493	5,322

Income (loss) before income taxes	283	(13,453)	(153)	541	(1,858)
Income tax (benefit) provision	60	(596)	(15)	232	(565)
Net income (loss)	$223	$(12,857)	$(138)	$309	$(1,293)

Efficiency ratio (1) - QTD	93.84%	1,208.15%	102.87%	91.03%	153.64%
Efficiency ratio, excluding goodwill impairment (2) - QTD	93.84%	321.83%	102.87%	91.03%	153.64%
Efficiency ratio (1) - YTD	93.84%	192.98%	109.91%	113.87%	153.64%
Efficiency ratio, excluding goodwill impairment (2) - YTD	93.84%	125.94%	109.91%	113.87%	153.64%

(1) This non-GAAP measure represents noninterest expense divided by total revenue
(2) This non-GAAP measure represents noninterest expense, excluding goodwill impairment divided by total revenue